EXHIBIT 15.5

TERRY AMISANO LTD.	AMISANO HANSON
KEVIN HANSON, CA	CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                    We hereby consent to the use, in the Form 20-F Amendment No. 1 filed on June 20, 2005 for Dittybase Technologies Inc., of our report dated May 20, 2005 relating to the December 31, 2004 and 2003 financial statements of Dittybase Technologies Inc., which appears in such Form.

                    We hereby consent to the use of our name as it appears in Item 10 G. of such Form under the caption "Statement by Experts".

“Amisano Hanson”
Amisano Hanson, Chartered Accountants

Vancouver, BC, Canada June 20, 2005

750 WEST PENDER STREET, SUITE 604	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL:	amishan@telus.net